Exhibit 99.1

IMPLANT SCIENCES AWARDED $6 MILLION CONTRACT

FOR ITS QUANTUM SNIFFER™ QS-H150 EXPLOSIVES DETECTORS

Contract Represents Significant Win in Indian Force Protection Market

WILMINGTON, MA — (BUSINESS WIRE) — January 19, 2010 — Implant Sciences Corporation (OTCBB:IMSC - News), a high technology supplier of systems and sensors for homeland security markets, today announced a contract totaling approximately $6 million for its Quantum Sniffer™ QS-H150 Portable Explosives Detectors and associated support. The contract was awarded by the Government of India, for use by the Ministry of Defence (MoD) in Force Protection and Public Safety applications throughout the country.

Glenn D. Bolduc, President and CEO of Implant Sciences, commented, “This contract award is significant in many ways. Most importantly, it allows Implant Sciences to continue to contribute to worldwide anti-terrorism efforts. We are also very pleased that this award represents the largest single order in the Company’s history.”  The Company expects to ship the entire order within the current fiscal year ending June 30, 2010.

Jeff Tehan, Implant Sciences’ Vice President of Marketing and Sales, added, “Implant Sciences is the sole contract awardee after an arduous competitive evaluation that started over 24 months ago.  We are extremely proud of this, the validation it represents, and the follow-on opportunities it creates. To best support this contract and others in India and South Asia, Implant Sciences has partnered with LNG Security Services of Delhi, who will provide warranty and post-warranty support, as well as operator and administrator training.

The QS-H150 offers compelling technical, operational, and competitive advantages. Among the most significant are non-contact sample collection; non-radioactive ionization; simultaneous detection and identification of explosives particulate and vapor; continuous self-calibration; and ultra-fast clear down (cycle time). The substance library of the QS-H150 is the broadest in the industry and includes not only standard military and commercial explosives, but also a wide variety of improvised and homemade explosives (IED’s and HME’s). The library is also easily expanded as new threats emerge. These advantages offer an extremely versatile solution, and can be rapidly deployed to greatly increase the number of items screened, effectively becoming a force multiplier.

About Implant Sciences

Implant Sciences develops, manufactures and sells sophisticated sensors and systems for Security, Safety, and Defense (SS&D) markets. The Company has developed proprietary technologies used in its commercial explosive trace detection systems which ship to a growing number of locations domestically and internationally. For further details on the Company and its products, please visit the Company's website at www.implantsciences.com.

The Implant Sciences Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6999

Safe Harbor Statement

This press release may contain certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from the forward-looking statements. Such risks and uncertainties include, but are not limited to, the risks that we will be required to repay all of our indebtedness to our secured lender, DMRJ Group by June 10, 2010; if we are unable to satisfy our obligations to DMRJ and to raise additional capital to fund operations, DMRJ may seize our assets and our business may fail; we continue to incur substantial operating  losses and may never be profitable; our explosives detection products and  technologies (including any new products we may develop) may not be accepted by the U.S. government or by other law enforcement agencies or commercial consumers of security products; our products may not receive SAFETY Act qualification; liability claims related to our products or our handling  of hazardous materials could damage our reputation and have a material adverse  effect on our financial results; our business is subject to intense  competition and rapid technological change; the delisting of our common  stock by the NYSE Amex has limited our stock’s liquidity and has impaired our  ability to raise capital; and other risks and uncertainties described in our  filings with the Securities and Exchange Commission, including its most recent  Forms 10-K, 10-Q and 8-K. Such statements are based on management's current expectations and assumptions which could differ materially from the forward-looking statements.

Contact:

Implant Sciences Corporation
Investor Contact:
Aimee Boutcher
973-239-2878
aboutcher@aol.com